UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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Fifth Street Finance Corp.
(Name of Registrant as Specified in Its Charter)

RIVERNORTH CAPITAL MANAGEMENT, LLC
RIVERNORTH CAPITAL PARTNERS, L.P.
RIVERNORTH INSTITUTIONAL PARTNERS, L.P.
RIVERNORTH CORE OPPORTUNITY FUND
RIVERNORTH/DOUBLELINE STRATEGIC INCOME FUND
RANDY I. ROCHMAN
FRED G. STEINGRABER
MURRAY R. WISE

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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RiverNorth Capital Management, LLC, together with the other participants named herein, intends to make a preliminary filing with the Securities and Exchange Commission of a proxy statement and an accompanying proxy card to be used to solicit votes for the election of a slate of director nominees at the 2016 annual meeting of stockholders of Fifth Street Finance Corp.

On November 16, 2015, RiverNorth Capital Management, LLC issued the following press release:

RIVERNORTH SEEKS IMMEDIATE BOARD REPRESENTATION AND STRATEGIC CHANGES AT
FIFTH STREET FINANCE CORP. TO ENHANCE STOCKHOLDER VALUE

Sends Letter Highlighting Serious Concerns Regarding Abysmal Performance and Abusive Fee Structure

Says Immediate Board Change is Required to Protect Stockholders, Improve Performance and Increase Accountability

Nominates Three Highly Qualified Candidates for Election to the Board at the 2016 Annual Meeting

Submits Proposal to Terminate Problematic Investment Advisory Agreement
Between Fifth Street Finance Corp. and Fifth Street Management LLC

CHICAGO, November 16, 2015 – RiverNorth Capital Management, LLC (together with funds managed by it, “RiverNorth”), the largest stockholder of Fifth Street Finance Corp. (NYSE: FSC) (“FSC” or the “Company”) with a combined beneficial and economic ownership interest in approximately 6.0% of FSC’s outstanding shares, inclusive of shares held by RiverNorth’s director nominees or their respective affiliates, today announced that it has sent a letter to the FSC Board of Directors (the “Board”).  The full text of the letter is available for viewing at the following link: http://www.fixfsc.com/wp-content/uploads/2015/11/FSC_BODLetter111615.pdf.  RiverNorth has also launched a website, www.FixFSC.com, where FSC stockholders and other interested parties can view the letter and other materials relating to RiverNorth’s campaign to enhance stockholder value at FSC as they become available.

In its letter, RiverNorth addresses FSC’s dramatic underperformance, problematic conflicts of interest and abusive fee structure.  RiverNorth outlines the immediate actions that are needed to begin to change the direction of the Company and materially improve the valuation of FSC shares.

RiverNorth has nominated three highly qualified candidates – Randy I. Rochman, Fred G. Steingraber and Murray R. Wise – for election to the Board at the 2016 Annual Meeting of Stockholders.  RiverNorth has also submitted a proposal to terminate the investment advisory investment agreement between FSC and Fifth Street Management LLC.

RiverNorth’s highly qualified nominees include:

•
Randy I. Rochman – Chief Executive Officer of West Family Investments, Inc., an investment firm that focuses primarily on the ‘rebuilding’ of the shadow banking system for mission critical assets.  Mr. Rochman spent more than 25 years with Goldman Sachs, and his experience as a strategic leader and unique combination of operational and financial expertise would make him a valuable addition to the Board.

•
Fred G. Steingraber – Chairman of Board Advisors, LLC, a consulting firm that provides board representation and personal advisory consulting to boards and top management of for-profit and not-for-profit organizations.  With 25 years of experience serving as a trusted advisor to senior executives, and significant experience serving on public company boards of directors, Mr. Steingraber brings extensive experience leading executive teams and corporate organizations in both the private and public sectors.

•
Murray R. Wise – Chairman and Chief Executive Officer of Murray Wise Associates, LLC, a leading transaction advisory, real estate and farm management services firm that specializes in land and agribusiness, selling more than $2.5 billion of land and agribusinesses in 40 states during the past 20 years.  Mr. Wise has extensive management, sales, business development and asset management experience and also brings unique perspective based on his prior experience as an executive officer.

About RiverNorth

RiverNorth Capital Management, LLC is a Chicago-based investment management firm founded in 2000. With approximately $3.1 billion in assets under management, RiverNorth specializes in opportunistic investment strategies. RiverNorth is the investment adviser to RiverNorth Funds and the General Partner of multiple private investment partnerships.

Media Contact:

Sard Verbinnen & Co.
Jonathan Gasthalter/Jenny Gore
(212) 687-8080

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

RiverNorth Capital Management, LLC, together with the other participants named herein (collectively, “RiverNorth”), intends to file a preliminary proxy statement and accompanying proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of director nominees at the 2016 annual meeting of stockholders of Fifth Street Finance Corp., a Delaware corporation (the “Company”).

RIVERNORTH STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV.  IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST.

The participants in the proxy solicitation are RiverNorth Capital Management, LLC, RiverNorth Capital Partners, L.P., RiverNorth Institutional Partners, L.P., RiverNorth Core Opportunity Fund, RiverNorth/DoubleLine Strategic Income Fund, Murray R. Wise, Randy I. Rochman, and Fred G. Steingraber.

As of the date hereof, RiverNorth Capital Partners, L.P. directly owns 2,684,871 shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”).  As of the date hereof, RiverNorth Institutional Partners, L.P., directly owns 4,156,266 shares of Common Stock.  As of the date hereof, RiverNorth Core Opportunity Fund possesses economic exposure to an aggregate of 1,043,000 shares of Common Stock due to certain cash-settled total return swap agreements.  As of the date hereof, RiverNorth/DoubleLine Strategic Income Fund possesses economic exposure to an aggregate of 1,103,373 shares of Common Stock due to certain cash-settled total return swap agreements.  RiverNorth Capital Management, LLC, as the general partner of, and investment advisor to RiverNorth Capital Partners, L.P., may be deemed the beneficial owner of the 2,684,871 shares of Common Stock directly owned by RiverNorth Capital Partners, L.P.  RiverNorth Capital Management, LLC, as the general partner of, and investment advisor to RiverNorth Institutional Partners, L.P., may be deemed the beneficial owner of the 4,156,266 shares of Common Stock directly owned by RiverNorth Institutional Partners, L.P.  RiverNorth Capital Management, LLC, as the investment advisor to RiverNorth Core Opportunity Fund, may be deemed have economic exposure to the 1,043,000 shares of Common Stock to which RiverNorth Core Opportunity Fund has economic exposure in connection with swap agreements.  RiverNorth Capital Management, LLC, as the investment advisor to RiverNorth/DoubleLine Strategic Income Fund, may be deemed have economic exposure to the 1,103,373 shares of Common Stock to which RiverNorth/DoubleLine Strategic Income Fund has economic exposure in connection with swap agreements.  As of the date hereof, Mr. Rochman indirectly owns 158,804 shares of Common Stock, which consist of shares held directly by West Family Investments, Inc., an affiliate of Mr. Rochman.  Mr. Rochman may be deemed to share voting and dispositive power with respect to such shares of Common Stock; therefore, Mr. Rochman may be deemed to beneficially own such shares of Common Stock.  As of the date hereof, Mr. Steingraber does not directly or indirectly own any shares of Common Stock.  As of the date hereof, Mr. Wise directly owns 62,100 shares of Common Stock, and indirectly owns 19,300 shares of Common Stock, which consist of shares of Common Stock held directly by Murray Wise Associates, LLC, Crayton Road, LLC, and the Wise Family Foundation, each an affiliate of Mr. Wise.  Mr. Wise may be deemed to share voting and dispositive power with respect to such shares; therefore, Mr. Wise may be deemed to beneficially own such shares.